UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 28, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

HSR Technologies, Inc has acquired all of the intellectual property (the “Property”) contained in United States Patent No. 7,931,210 (the “Patent”) from NP&G Innovations, Inc. (“Seller”) for $21,500,000.00 USD, whether or not related to rail ties/sleepers, and any other inventions and discoveries available to Seller necessary for the exploitation of the Patent.  The term “Property” includes, whether or not related to rail ties/sleepers, all copyrights and trademarks related to the Patent, as well as derivatives, imitations, adaptations, reproductions and exploitations owned by Seller (including, but not limited to U.S. Patent Application No. 13092550), and all confidential information, trade secrets, industry contacts and goodwill associated with the Patent. Ameri Metro, Inc. (the “Company”) owns of 25% of the non-voting interest in HSR Technologies, Inc.

The Company will record 25% ownership of the Property in the financial filings. All related future revenue will also be recorded in the Company’s filings. The purchase was in a combination of other valuable consideration and equity of Ameri Metro, Inc.’s Class B Stock. The Class B shares of Ameri Metro, Inc was valued at @$3,100.00 per share for this transaction and 6,290 Class B shares were used as currency for this transaction.

Item 9.01 Exhibits

(d) Exhibits.

99.1Supporting Documents

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer